Exhibit 3.107

FILED In the Office of the Secretary of State of Texas
NOV 12 1999
Corporations Section

STATE OF TEXAS

CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned General Partner, desiring to form a limited partnership under the provisions of the Texas Revised Limited Partnership Act, certifies as follows

1                             The name of the partnership is RIVER OAKS HOMES, LLP

2.                          The address of the partnership’s registered office is 2200 Post Oak Blvd, Suite 700, Houston, Texas 77056. The name of the partnership’s registered agent for service of process is Charles J. Pignuolo. The address of the agent is 2200 Post Oak Blvd, Suite 700, Houston, Texas 77056.

3                             The address of the principal office where records are required to be kept or made available is 8584 Katy Freeway, Suite 200, Houston, Texas 77024.

4.                          The name, mailing address, and street address of the business or residence of its general partner is as follows.

Name	Mailing Address	Business or Residence Address

Kimball Hill Homes Texas, Inc.	8584 Katy Freeway Suite 200 Houston, TX 77024	8584 Katy Freeway Suite 200 Houston, TX 77024

5                             This Certificiate of Limited Partnership shall be effective as of the date of its filing with the Secretary of State

I affirm, under the penalties of perjury, that this Certificate is executed on the 11th day of November, 1999 and to the best of my knowledge and belief, the facts stated in this Certificate are true.

RIVER OAKS HOMES, LLP

By	Kimball Hill, Homes Texas, Inc, a Texas Corporation, as General Partner

By:	/s/ Lance Wright
Lance Wright
As Its: Divisional President

FILED In the Office of the Secretary of State of Texas

MAR 10 2000

Corporations Section

STATE OF TEXAS

AMENDED CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned General Partner, desiring to form a limited partnership under the provisions of the Texas Revised Limited Partnership Act, certifies as follows.

1          The name of the partnership is RIVER OAKS HOMES, LLP

2          The address of the partnership’s registered office is 2200 Post Oak Blvd, Suite 700, Houston, Texas 77056. The name of the partnership’s registered agent for service of process is Charles J Pignuolo. The address of the agent is 2200 Post Oak Blvd., Suite 700, Houston, Texas 77056.

3          The address of the principal office where records are required to be kept or made available is 8584 Katy Freeway, Suite 200, Houston, Texas 77024

4          The name, mailing address, and street address of the business or residence of its general partner is as follows

Name	Mailing Address	Business or Residence Address

Kimball Hill, Inc	5999 New Wilke Road Rolling Meadows, IL 6008	5999 New Wilke Road Rolling Meadows, IL 6008

5          This Certificate of Limited Partnership shall be effective as of the date of its filing with the Secretary of State

I affirm, under the penalties of perjury, that this Certificate is executed on the       day of November, 1999 and to the best of my knowledge and belief, the facts stated in this Certificate are true

RIVER OAKS HOMES, LLP

By	Kimball Hill Inc, an Illinois Corporation, as General Partner

By	/s/ David K. Hill
David K. Hill
	As Its	Chairman and CEO

EXHIBIT “B”

GENERAL PARTNER

Name	Mailing Address	Street Address of Bus. or Res.

Kimball Hill, Inc	5999 New Wilke Rd Suite 504 Rolling Meadows, IL 6008	5999 New Wilke Rd. Suite 504 Rolling Meadow, IL 6008

LIMITED PARTNERS

Name	Mailing Address	Street Address of Bus. or Res.

Kimball Hill Texas Investment Company, L.L.C.	5999 New Wilke Rd. Suite 504 Rolling Meadows, IL 6008	8584 Katy Freeway, Suite 200 Houston, TX 77024

FILED In the Office of the Secretary of State of Texas
JUL 17 2000

Corporations Section

STATE OF TEXAS

SECOND AMENDED CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned General Partner, desiring to form a limited partnership under the provisions of the Texas Revised Limited Partnership Act, certifies as follows

1.                          The name of the partnership is RIVER OAKS HOMES, L.L.P.

2                             The address of the partnership’s registered office is 2200 Post Oak Blvd., Suite 700, Houston, Texas 77056 The name of the partnership’s registered agent for service of process is Charles J Pignuolo. The address of the agent is 2200 Post Oak Blvd, Suite 700, Houston, Texas 77056

3                             The address of the principal office where records are required to be kept or made available is 8584 Katy Freeway, Suite 200, Houston, Texas 77024

4.                          The name, mailing address, and street address of the business or residence of its general partner is as follows.

Name	Mailing Address	Business or Residence Address

Kimball Hill Homes Texas, Inc	8584 Katy Fwy., Suite 200 Houston, Texas 77024	8584 Katy Fwy, Suite 200 Houston, Texas 77024

5.                          This Certificiate of Limited Partnership shall be effective as of the date of its filing with the Secretary of State

I affirm, under the penalties of perjury, that this Certificate is executed on the 3 day of July, 2000, and to the best of my knowledge and belief, the facts stated in this Certificate are true.

RIVER OAKS HOMES, L.L.P.

By	Kimball Hill Homes Texas, Inc, a Texas Corporation, as General Partner

By:	/s/ Lance Wright

	As Its.	Vice President

Reports Unit	Roger Williams
P.O. Box 12028	Secretary of State
Austin, Texas 78711-2028

Office of the Secretary of State

September 01, 2005

Charles J Pignuolo
RIVER OAKS HOMES, LLP
2200 POST OAK BLVD., STE 700
Houston, TX 77056

Periodic Report – First Notification Letter

Re: RIVER OAKS HOMES, LLP
Filing Number: 12679410

Dear Registered Agent:

Article 6132a, Section 13.05 of the Texas Revised Limited Partnership Act, requires a limited partnership to file a periodic report with the Secretary of State not more than once every four years. You are hereby notified that the above referenced limited partnership is required to file the periodic report at this time. This periodic report should be completed and submitted to the Secretary of State for filing within thirty (30) days of this notice. Failure to file the periodic report when due will result, after notice, in the forfeiture of the limited partnership’s right to transact business in the state of Texas and could ultimately result, after notice, in the cancellation of the certificate of a domestic limited partnership or the registration of a foreign limited partnership.

One copy of the required periodic report is enclosed, along with instructions for completing the report. Make any necessary changes to the preprinted information by typing or printing the new information in the area provided. Submit the periodic report, along with the required filing fee that is shown on the attached report, to the mailing address on the report form. Please make a copy of this report prior to mailing and retain for the limited partnership’s records.

For your convenience, forms promulgated by the Secretary of State are available on the agency web site at:
http://www.sos.state.tx.us/corp/forms.shtml.

If you have any questions, please contact the Reports Unit at 512-475-2705.

Sincerely,
Reports Unit
Business and Public Filings Division

Enclosure

Phone: 512-475-2705	Come visit us on the Internet @ http://www.sos.state.tx.us/ Fax: 512-463-1425	Dial: 7-1-1 for Relay Services

Office of the Secretary of State Reports Unit P.O. Box 12028 Austin, Texas 78711-2028 (Form 804)	Filed in the Office of the Secretary of State of Texas Filing #: 12679410 09/12/2005 Document #: 103088990002 Image Generated Electronically for Web Filing

PERIODIC REPORT - LIMITED PARTNERSHIP

Filing Number: 12679410.

1.                          The limited partnership name is: RIVER OAKS HOMES, LLP

2.                          It is organized under the laws of TEXAS, USA

3.                          The name of the registered agent is:

C T Corporation System

4.                          The registered office address, which is identical to the business office address of the registered agent in Texas, is:

1021 Main Street, Houston, TX, USA 77002

5.                          The address of the principal office in the United States where the records are to be kept or made available under Article 6132a, Section 1.07 of the Texas Revised Limited Partnership Act is:

8584 KATY FRWY, STE 200, Houston, TX, USA 77024

6.                          The names and addresses of all general partners of the limited partnership are:

General Partner 1: (Business Name) KIMBALL HILL HOMES TEXAS, INC.
Street Address: 8584 KATY FWY STE 200 Houston TX, USA 77024
Mailing Address:

Execution:

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: September 12, 2005	Hal H. Barber
Signature of General Partner

FILING OFFICE COPY